UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2005
VIRAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15823	59-2101668

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida	33324

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 233-8746
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 22, 2005 the Company disclosed that it had received a deficiency letter from the American Stock Exchange (Amex) dated September 20, 2005, advising that, based upon its review of Viragen’s financial statements included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2005, the Company is not in compliance with Amex’s continued listing requirements.
     The Company has submitted a compliance plan to Amex in response to the deficiency letter. In order to maintain its Amex listing, Viragen was required to submit a plan by October 20, 2005 advising the Amex of action it has taken, or will take, that would bring it back into compliance with continued listing standards. The plan was confirmed as being received by Amex on October 19, 2005. Final approval of this plan and the continued listing of Viragen common stock on Amex is subject to the discretion of Amex.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.
     None.
     (b) Pro Forma Financial Information.
     None.
     (c) Exhibits.
     None.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN, INC.
Date: October 19, 2005	By:	/s/ Dennis W. Healey
Dennis W. Healey
Executive Vice President and Principal Financial Officer

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